Exhibit 15.2

Proxy*
This proxy is solicited on behalf of the board of directors

Please sign and return this proxy whether or not you expect to attend the meeting

You may nevertheless vote in person if you attend

     The undersigned hereby appoints Mr. Manuel Sanchez Ortega and Mr. José Ignacio del Barrio Gómez and each of them as Proxies, each with the full power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated below, all the Ordinary Shares of Telvent GIT, S.A. held of record by the undersigned on May 21, 2005, at the Ordinary and Extraordinary Meeting of Shareholders to be held on May 26, 2005, on the first call, and, as the case may be, on May 27, 2005, on the second call, and at any adjournments thereof:

1.	Approval, as the case may be, of the appointment of two new Directors for a five year term:

Mr. Bernardo José Villazán.

For ☐                    Against ☐                    Abstain ☐

Mr. Emilio Casinello Asubán.

For ☐                    Against ☐                    Abstain ☐

2.	Approval, as the case may be, of the actions of the Board of Directors in the last year.

For ☐                    Against ☐                    Abstain ☐

3.	Approval, as the case may be, of the renewal of the appointment of the current Directors for a five year term (Manuel Sánchez, HRH Carlos de Borbón, Miguel Cuenca, Eduard Punset, Javier Salas, José B. Terceiro, and Cándido Velázquez-Gaztelu).

For ☐                    Against ☐                    Abstain ☐

4.	Approval, as the case may be, of the Board of Directors’ compensation.

For ☐                    Against ☐                    Abstain ☐

5.	Examination and approval, as the case may be, of the Annual Accounts (Balance Sheet, Statement of Operations, Statement of Cash Flows, and the Notes to the Financial Statements) and the Management Report, individually in accordance with Spanish and United States accounting as well as consolidated in accordance with United States accounting, for the financial year 2004, and the allocation of profit or loss for that year.

For ☐                    Against ☐                    Abstain ☐

6.	Reelection or appointment, as the case may be, of the Auditor of the Company for year 2005.

For ☐                    Against ☐                    Abstain ☐

7.	Special delegation of power to execute and legalize all documents memorializing the actions of the shareholders at this meeting.

For ☐                    Against ☐                    Abstain ☐

8.	Grant of power to formalize all documents memorializing the actions of the shareholders at this meeting.

For ☐                    Against ☐                    Abstain ☐

9.	Approval, as the case may be, of the minutes of this meeting.

For ☐                    Against ☐                    Abstain ☐

10.	In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1 to 9.

Proxy cards should be delivered to the Company to the attention of the Secretary to the Board of Directors.

Please sign exactly as your name appears in the record book. When shares are held by joint tenants, both should sign.

When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Number of Ordinary Shares Owned: ___________
(Signature)

Date: May ____, 2005	Printed Name: _____________________________

(Signature, if held jointly)
Printed Name: _____________________________

Address:________________________________

Please mark, sign, date and return the proxy card promptly

State of _________________________

County of _________________________

The foregoing instrument was acknowledged before me this _____ day May 2005, by ___________________.

Notary

*English translation of proxy published in Spain on May 4, 2005